Exhibit 99.1

For Immediate Release
February 26, 2019

TCG BDC, Inc. Announces Fourth Quarter 2018 Financial Results and Declares First Quarter 2019 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its fourth quarter ended December 31, 2018.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	December 31, 2018	September 30, 2018
Total investments, at fair value	$1,972,157	$2,018,998
Total assets	2,084,743	2,147,841
Total debt	960,678	1,000,207
Total net assets	$1,063,218	$1,104,742
Net assets per share	$17.09	$17.66

	For the three month periods ended
	December 31, 2018	September 30, 2018
Total investment income	$56,311	$51,280
Net investment income (loss)	29,411	25,685
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(30,571)	(19,605)
Net increase (decrease) in net assets resulting from operations	$(1,160)	$6,080

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.47	$0.41
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.49)	(0.31)
Net increase (decrease) in net assets resulting from operations	$(0.02)	$0.10
Weighted-average shares of common stock outstanding—Basic and Diluted	62,496,338	62,568,651
Dividends declared per common share	$0.57	$0.37

Fourth Quarter 2018 Highlights
(dollar amounts in thousands, except per share data)

•
During the three month period ended December 31, 2018, the Company repurchased 338,408 shares of the Company's common stock pursuant to the Company’s previously announced $100 million stock repurchase program at an average cost of $14.36 per share, or $4.9 million in the aggregate, resulting in accretion to net assets per share of $0.02. The program is expected to be in effect until November 5, 2019, or until the approved dollar amount has been used to repurchase shares;

•	On February 22, 2019, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on April 17, 2019 to stockholders of record as of March 29, 2019;

•
Net investment income for the three month period ended December 31, 2018 was $29,411, or $0.47 per share, as compared to $25,685, or $0.41 per share, for the three month period ended September 30, 2018;

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•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended December 31, 2018 was $(30,571), or $(0.49) per share, primarily driven by an increase in market yields, as compared to $(19,605), or $(0.31) per share, for the three month period ended September 30, 2018; and

•
Net increase (decrease) in net assets resulting from operations for the three month period ended December 31, 2018 was $(1,160), or $(0.02) per share, as compared to $6,080, or $0.10 per share, for the three month period ended September 30, 2018.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of December 31, 2018, the fair value of our investments was approximately $1,972,157, comprised of 119 investments in 96 portfolio companies/investment fund across 27 industries with 57 sponsors. This compares to the Company’s portfolio as of September 30, 2018, as of which date the fair value of our investments was approximately $2,018,998, comprised of 116 investments in 94 portfolio companies/investment fund across 27 industries with 57 sponsors.
As of December 31, 2018 and September 30, 2018, investments consisted of the following:

	December 31, 2018		September 30, 2018
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,343,422	68.12%	$1,402,279	69.46%
First Lien/Last Out Unitranche	202,849	10.29	199,350	9.87
Second Lien Debt	178,958	9.07	170,657	8.45
Equity Investments	24,633	1.25	23,308	1.15
Investment Fund	222,295	11.27	223,404	11.07
Total	$1,972,157	100.00%	$2,018,998	100.00%

The following table shows our investment activity for the three month period ended December 31, 2018:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$169,446	51.64%	$(209,053)	60.87%
First Lien/Last Out Unitranche	7,014	2.14	(339)	0.10
Second Lien Debt	88,993	27.12	(78,028)	22.72
Equity Investments	659	0.20	—	—
Investment Fund	62,000	18.90	(56,000)	16.31
Total	$328,112	100.00%	$(343,420)	100.00%

Overall, total investments at fair value decreased by 2.3%, or $46,841, during the three month period ended December 31, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, decreased by 2.1%, or $24,924, during the three month period ended December 31, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of December 31, 2018, Credit Fund had total investments at fair value of $1,173,508, which comprised 99.9% of first lien senior secured loans and 0.1% of second lien senior secured loans at fair value. As of December 31, 2018, on a fair value basis, approximately 0.1% of Credit Fund’s investments bear interest at a fixed rate and approximately 99.9% of Credit Fund’s investments bear interest at a floating rate, which primarily are subject to interest rate floors.

As of December 31, 2018, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 9.38% and 11.04%, respectively, with a total weighted average yield of 9.54%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of December 31, 2018. As of December 31, 2018, on a fair value basis, approximately 0.8% of our debt investments bear interest at a fixed rate and approximately 99.2% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of December 31, 2018 and September 30, 2018:

	December 31, 2018		September 30, 2018
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$71.0	4.12%	$104.7	5.91%
Internal Risk Rating 2	1,302.9	75.52	1,298.0	73.24
Internal Risk Rating 3	208.4	12.08	224.7	12.68
Internal Risk Rating 4	105.1	6.09	119.1	6.72
Internal Risk Rating 5	23.5	1.36	9.4	0.53
Internal Risk Rating 6	14.3	0.83	16.4	0.92
Total	$1,725.2	100.00%	$1,772.3	100.00%

As of December 31, 2018 and September 30, 2018, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended December 31, 2018 and September 30, 2018 was $56,311 and $51,280, respectively. This $5,031 net increase was primarily due to an increase in interest income and other income from our debt portfolio from prepayments and an increase in LIBOR and an increase in interest income from Credit Fund during the three month period ended December 31, 2018.

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Total expenses for the three month periods ended December 31, 2018 and September 30, 2018 were $26,900 and $25,595, respectively. This $1,305 net increase during the three month period ended December 31, 2018 was primarily attributable to an increase in interest expense as a result of an increase in LIBOR and an increase in incentive fees.

During the three month period ended December 31, 2018, the Company recorded a net realized gain and change in unrealized depreciation of $(30,571). This was primarily driven by an increase in market yields.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of December 31, 2018, the Company had cash and cash equivalents of $87,186, notes payable (before debt issuance costs) of $449,200, and secured borrowings outstanding of $514,635. As of December 31, 2018, the Company had $298,365 of remaining unfunded commitments and $125,047 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On February 22, 2019, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on April 17, 2019 to stockholders of record as of March 29, 2019.

Conference Call

The Company will host a conference call at 9:30 a.m. EST on Wednesday, February 27, 2019 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	December 31, 2018	September 30, 2018
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,799,751 and $1,820,646, respectively)	$1,731,319	$1,781,621
Investments—non-controlled/affiliated, at fair value (amortized cost of $13,839 and $13,595, respectively)	18,543	13,973
Investments—controlled/affiliated, at fair value (amortized cost of $230,001 and $224,001, respectively)	222,295	223,404
Total investments, at fair value (amortized cost of $2,043,591 and $2,058,242, respectively)	1,972,157	2,018,998
Cash and cash equivalents	87,186	112,911
Receivable for investment sold	8,060	—
Deferred financing costs	3,950	4,126
Interest receivable from non-controlled/non-affiliated investments	5,853	4,895
Interest receivable from non-controlled/affiliated investments	3	10
Interest and dividend receivable from controlled/affiliated investments	7,405	6,881
Prepaid expenses and other assets	129	20
Total assets	$2,084,743	$2,147,841
LIABILITIES
Secured borrowings	$514,635	$554,299
Notes payable, net of unamortized debt issuance costs of $3,157 and $3,292, respectively	446,043	445,908
Payable for investments purchased	1,870	—
Due to Investment Adviser	236	131
Interest and credit facility fees payable	7,500	4,478
Dividend payable	35,497	23,150
Base management and incentive fees payable	13,834	12,992
Administrative service fees payable	94	116
Other accrued expenses and liabilities	1,816	2,025
Total liabilities	1,021,525	1,043,099

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,230,251 and 62,568,651 shares issued and outstanding at December 31, 2018 and September 30, 2018, respectively	622	626
Paid-in capital in excess of par value	1,174,334	1,179,432
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(110,105)	(73,683)
Total net assets	$1,063,218	$1,104,742
NET ASSETS PER SHARE	$17.09	$17.66

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	December 31, 2018	September 30, 2018
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$45,500	$41,736
Other income	2,724	1,925
Total investment income from non-controlled/non-affiliated investments	48,224	43,661
From non-controlled/affiliated investments:
Interest income	377	418
Total investment income from non-controlled/affiliated investments	377	418
From controlled/affiliated investments:
Interest income	4,010	3,401
Dividend income	3,700	3,800
Total investment income from controlled/affiliated investments	7,710	7,201
Total investment income	56,311	51,280
Expenses:
Base management fees	7,595	7,543
Incentive fees	6,239	5,449
Professional fees	814	869
Administrative service fees	151	179
Interest expense	10,905	10,372
Credit facility fees	606	583
Directors’ fees and expenses	87	92
Other general and administrative	343	478
Total expenses	26,740	25,565
Net investment income (loss) before taxes	29,571	25,715
Excise tax expense	160	30
Net investment income (loss)	29,411	25,685
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	1,619	(4,633)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	(29,407)	(14,795)
Non-controlled/affiliated	4,326	(76)
Controlled/affiliated	(7,109)	(101)
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(30,571)	(19,605)
Net increase (decrease) in net assets resulting from operations	$(1,160)	$6,080
Basic and diluted earnings per common share	$(0.02)	$0.10
Weighted-average shares of common stock outstanding—Basic and Diluted	62,496,338	62,568,651

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through December 31, 2018, TCG BDC has invested approximately $4.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Elizabeth Gill
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5385 elizabeth.gill@carlyle.com

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